Exhibit 99.1

CONTACT INFORMATION:
INVESTORS and MEDIA:
Julie Tracy
Sr. Vice President, Chief Communications Officer
ev3 Inc.
(949) 680-1375
jtracy@ev3.net
ev3 Reports 2009 Third Quarter Financial Results
Third Quarter Net Product Sales Increase to $112.8 million; 15% Constant Currency Growth
Third Quarter GAAP EPS Reaches $0.06
Full-Year 2009 Revenue and Earnings Guidance Increased
PLYMOUTH, Minn. — October 27, 2009 — ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today reported financial results for its fiscal third quarter. ev3’s net sales totaled $112.8 million in the third quarter of 2009 versus $107.0 million in the same quarter of the prior year. Third quarter of 2008 net sales included $7.0 million of research collaboration revenues from our former agreement with Merck, which was terminated on July 22, 2008. Third quarter of 2009 net product sales of $112.8 million increased approximately 13% versus the prior year product sales. Excluding approximately $1.7 million of negative impact due to foreign currency exchange rates, net product sales increased 15% versus the prior year quarter.
Reconciliations of non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found immediately following the detail of net sales by geography later in this release.
Robert Palmisano, president and chief executive officer of ev3 Inc., commented, “We achieved another quarter of strong results, with exceptionally robust growth in our neurovascular and international businesses and sequential gross margin expansion of 250 basis points to 74.6%. We are also pleased by the addition of the Pipeline Embolization Device, which we launched in Europe during the third quarter, to our product portfolio.”
ev3’s GAAP net income for the third quarter of 2009 was $6.7 million, or $0.06 per diluted share, compared to a net loss of $(7.3) million, or $(0.07) per diluted share, in the third quarter of 2008. ev3’s non-GAAP adjusted net income was $19.4 million, or $0.17 per diluted share, compared to adjusted net income of $3.9 million, or $0.04 per diluted share, in the third quarter of 2008. Non-GAAP adjusted net income and adjusted earnings per share for the third quarter of 2009 excludes non-cash amortization expense of $6.8 million, non-cash stock-based compensation of $3.6 million and charges relating to the estimated change in fair value of the future contingent consideration associated with the acquisition of Chestnut Medical (Chestnut) of $2.3 million.
Cash and cash equivalents totaled $80.5 million as of the end of the third quarter of 2009, an increase of $20.1 million compared to the end of the second quarter of 2009.

Palmisano concluded, “Our third quarter results reflect the impact of our manufacturing efficiency improvements and the progress we have made to enhance our business processes and improve our operating leverage. For the remainder of 2009, our continued focus will be on achieving revenue growth at or above market growth rates, sustaining improvement in profitability and generating cash.”
Sales Review
By product segment, peripheral vascular net product sales increased 1% versus the prior year quarter and 2% on a constant currency basis. Excluding atherectomy, peripheral vascular net sales increased 6% on a constant currency basis. Neurovascular net sales, which include product sales from recently acquired Chestnut, increased 37% versus the prior year quarter and 39% on a constant currency basis.
On a geographic basis, ev3 U.S. net product sales increased approximately 8% versus the prior year quarter. International net product sales increased 21% versus the prior year quarter and 26% on a constant currency basis. Changes in foreign currency exchange rates had a negative impact of approximately $1.7 million on net sales compared to the third quarter of the prior year.
An investor presentation summarizing the company’s third quarter of 2009 results is available at http://ir.ev3.net.
Outlook
ev3 expects fiscal year 2009 net sales to be in the range of $446 to $450 million compared to $402.2 million of net product sales in 2008. Net product sales growth is expected to be approximately 11% to 12%. Foreign currency exchange rate fluctuations are expected to negatively impact revenue growth by $6 to $7 million in 2009 compared to 2008. ev3 expects non-GAAP adjusted earnings per share to be in the range of $0.58 to $0.62 per diluted share, an increase of $0.49 to $0.53 over 2008, based on approximately 109.1 million shares outstanding. ev3’s adjusted net earnings per share guidance excludes estimated amortization expense of approximately $25.0 million, inclusive of amortization relating to Chestnut of approximately $3.1 million, non-cash stock-based compensation of approximately $14.6 million, charges relating to the estimated change in fair value of the future contingent consideration associated with the Chestnut acquisition of $4.9 million, vacant leased facilities reserve expense of $3.4 million, gain on the divestiture of non-strategic investment assets of $4.1 million, and a tax benefit of $19.0 million resulting from the purchase accounting for the acquisition of Chestnut.
The company expects fourth quarter of 2009 net sales to be in the range of $124 to $128 million and non-GAAP adjusted earnings per share to be in the range of $0.20 to $0.24 per diluted share, based on approximately 112.8 million shares outstanding. ev3’s non-GAAP adjusted earnings per share for the fourth quarter of 2009 excludes estimated amortization expense of approximately $6.6 million, inclusive of amortization relating to Chestnut of approximately $1.4 million, non-cash stock-based compensation of approximately $3.6 million and charges relating to the estimated change in fair value of the future contingent consideration associated with the Chestnut acquisition of $2.4 million.

Earnings Call Information
ev3 will host a conference call today, October 27, 2009, beginning at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to review its results of operations for the third quarter of 2009 and future outlook, followed by a question and answer session.
The conference call will be available to interested parties through a live audio webcast at http://ir.ev3.net, where it will be archived and accessible for approximately 12 months. The live dial-in number for the call is 888-680-0878 (U.S.) or +1-617-213-4855 (International). The participant passcode is 66747346.
If you do not have access to the Internet and want to listen to an audio replay of the conference call, dial 888-286-8010 (U.S.) or +1-617-801-6888 (International) and enter passcode 11076648. The audio replay will be available beginning at 10:30 a.m. Central Time on Tuesday, October 27, 2009 until Tuesday, November 3, 2009.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to developing breakthrough and clinically proven technologies for the endovascular treatment of peripheral vascular and neurovascular diseases. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — peripheral angioplasty balloons, stents, plaque excision systems, embolic protection devices, liquid embolics, embolization coils, flow diversion devices, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at http://www.ev3.net.
ev3, the ev3 logo, SilverHawk, Axium, Onyx, Solitaire, Pipeline and Alligator are trademarks of ev3 Inc. and its subsidiaries, registered in the U.S. and other countries. All other trademarks and trade names referred to in this press release are the property of their respective owners.

Forward-Looking Statements
Statements contained in this press release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements often can be identified by words such as “expect,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “continue,” “future,” “estimate,” “outlook,” “guidance,” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3’s actual results to be materially different than those expressed in or implied by ev3’s forward-looking statements. For ev3, particular uncertainties and risks include, among others, ev3’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of the current global economic crisis, ev3’s ability to implement, fund and achieve sustainable cost savings measures that will better align its operating expenses with its anticipated net sales levels and reallocate resources to better support growth initiatives, the timing of regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing, the effect of regulatory actions and the cost and effect of changes in tax and other legislation. More detailed information on these and additional factors that could affect ev3’s actual results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to publicly update its forward-looking statements.
Use of Non-GAAP Financial Measures
To supplement ev3’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of net sales by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP.

ev3 Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	October 4,	September 28,	October 4,	September 28,
	2009	2008	2009	2008
Sales:
Net product sales	$112,838	$100,018	$322,319	$296,577
Research collaboration	—	7,011	—	19,426

Net sales	112,838	107,029	322,319	316,003

Operating expenses:
Product cost of goods sold (a)	28,608	36,182	90,074	102,442
Research collaboration	—	2,100	—	5,647
Sales, general and administrative (a)	55,030	53,121	165,639	178,885
Research and development (a)	12,545	12,133	36,433	37,913
Amortization of intangible assets	6,802	8,101	18,444	24,285
Contingent consideration	2,271	—	2,467	—
Intangible asset impairment	—	—	—	10,459

Total operating expenses	105,256	111,637	313,057	359,631

Income (loss) from operations	7,582	(4,608)	9,262	(43,628)

Other expense (income):
Gain on investments, net	—	(142)	(4,072)	(542)
Interest expense (income), net	140	49	575	(307)
Other (income) expense, net	(143)	2,279	1,354	192

Income (loss) before income taxes	7,585	(6,794)	11,405	(42,971)

Income tax expense (benefit)	849	516	(17,511)	1,531

Net income (loss)	$6,736	$(7,310)	$28,916	$(44,502)

Earnings per share:
Net income (loss) per common share:
Basic	$0.06	$(0.07)	$0.27	$(0.43)

Diluted	$0.06	$(0.07)	$0.27	$(0.43)

Weighted average common shares outstanding:
Basic	110,507,687	104,474,600	107,080,500	104,276,029

Diluted	112,277,954	104,474,600	107,719,897	104,276,029

(a) Includes stock-based compensation charges of:
Product cost of goods sold	$251	$121	$732	$596
Sales, general and administrative	2,975	2,572	9,089	9,608
Research and development	400	366	1,128	1,478

	$3,626	$3,059	$10,949	$11,682

ev3 Inc.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(unaudited)

	October 4,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$80,504	$59,652
Accounts receivable, less allowance of $8,585 and $8,098, respectively	79,320	72,814
Inventories, net	45,834	47,687
Prepaid expenses and other current assets	6,630	6,970

Total current assets	212,288	187,123

Restricted cash	3,581	1,531
Property and equipment, net	26,439	30,681
Goodwill	367,311	315,654
Intangible assets, net	261,710	185,292
Other assets	581	383

Total assets	$871,910	$720,664

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$2,500	$2,500
Accounts payable	18,590	15,657
Accrued compensation and benefits	28,657	29,547
Accrued liabilities	22,295	19,744

Total current liabilities	72,042	67,448

Long-term debt	4,583	6,458
Other long-term liabilities	58,083	6,217

Total liabilities	134,708	80,123

Stockholders’ equity

Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding as of October 4, 2009 and December 31, 2008	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, shares issued and outstanding: 112,182,735 shares as of October 4, 2009 and 105,822,444 shares as of December 31, 2008	1,122	1,058
Additional paid-in capital	1,824,406	1,756,832
Accumulated deficit	(1,087,745)	(1,116,661)
Accumulated other comprehensive loss	(581)	(688)

Total stockholders’ equity	737,202	640,541

Total liabilities and stockholders’ equity	$871,910	$720,664

ev3 Inc.
SELECTED NET SALES INFORMATION
(Dollars in thousands)
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	October 4,	September 28,		October 4,	September 28,
NET SALES BY SEGMENT	2009	2008	% change	2009	2008	% change
Peripheral vascular:
Atherectomy	$19,607	$20,992	-7%	$60,024	$68,624	-13%
Stents	28,787	26,772	8%	86,620	77,932	11%
Thrombectomy and embolic protection	7,319	6,938	5%	23,280	19,990	16%
Procedural support and other	11,898	12,184	-2%	35,902	35,243	2%

Total peripheral vascular	67,611	66,886	1%	205,826	201,789	2%

Neurovascular:
Embolic products	28,408	18,174	56%	69,599	53,469	30%
Neuro access and delivery products	16,819	14,958	12%	46,894	41,319	13%

Total neurovascular	45,227	33,132	37%	116,493	94,788	23%

Research collaboration	—	7,011	-100%	—	19,426	-100%

Total net sales	$112,838	$107,029	5%	$322,319	$316,003	2%

	For the Three Months Ended			For the Nine Months Ended
	October 4,	September 28,		October 4,	September 28,
NET SALES BY GEOGRAPHY	2009	2008	% change	2009	2008	% change
United States	$68,430	$70,452	-3%	$197,779	$208,773	-5%
International	44,408	36,577	21%	124,540	107,230	16%

Total net sales	$112,838	$107,029	5%	$322,319	$316,003	2%

ev3 Inc.
NON-GAAP FINANCIAL MEASURES
To supplement ev3’s consolidated financial statements prepared in accordance with GAAP, ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the tables below. In addition, an explanation of the manner in which ev3’s management uses these non-GAAP measures to conduct and evaluate its business, the economic substance behind management’s decision to use these non-GAAP measures, the substantive reasons why management believes that these non-GAAP measures provide useful information to investors, the material limitations associated with the use of these non-GAAP measures and the manner in which management compensates for those limitations is included following the reconciliation tables below.
ev3 Inc.
RECONCILIATION OF NET SALES TO
NON-GAAP NET SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	October 4, 2009			September 28, 2008		%
		Foreign			%	change
		exchange	Net sales		change	on a
		impact as	on a		of net	constant
	Net sales, as	compared to	constant	Net sales, as	sales, as	currency
	reported	prior period	currency basis	reported	reported	basis
Net product sales
Peripheral vascular:
Atherectomy	$19,607	$54	$19,661	$20,992	-7%	-6%
Stents	28,787	574	29,361	26,772	8%	10%
Thrombectomy and embolic protection	7,319	121	7,440	6,938	5%	7%
Procedural support and other	11,898	146	12,044	12,184	-2%	-1%

Total peripheral vascular	67,611	895	68,506	66,886	1%	2%

Neurovascular:
Embolic products	28,408	556	28,964	18,174	56%	59%
Neuro access and delivery products	16,819	270	17,089	14,958	12%	14%

Total neurovascular	45,227	826	46,053	33,132	37%	39%

Total net product sales	112,838	1,721	114,559	100,018	13%	15%

Research collaboration	—	—	—	7,011	-100%	-100%

Total net sales	$112,838	$1,721	$114,559	$107,029	5%	7%

ev3 Inc.
RECONCILIATION OF PERIPHERAL VASCULAR NET SALES TO
NON-GAAP LEGACY PERIPHERAL VASCULAR NET PRODUCT SALES ON A CONSTANT
CURRENCY BASIS AND
NON-GAAP TOTAL LEGACY NET PRODUCT SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	October 4, 2009			September 28, 2008		%
		Foreign			%	change
		exchange	Net sales		change	on a
		impact as	on a		of net	constant
	Net sales, as	compared to	constant	Net sales, as	sales, as	currency
	reported	prior period	currency basis	reported	reported	basis
Peripheral vascular segment net sales, as reported	$67,611	$895	$68,506	$66,886	1%	2%
Atherectomy	19,607	54	19,661	20,992	-7%	-6%

Legacy peripheral vascular net sales (non-GAAP)	48,004	841	48,845	45,894	5%	6%
Neurovascular net sales	45,227	826	46,053	33,132	37%	39%

Total legacy net product sales (non-GAAP)	$93,231	$1,667	$94,898	$79,026	18%	20%

ev3 Inc.
RECONCILIATION OF NET SALES BY GEOGRAPHY TO
NON-GAAP NET SALES BY GEOGRAPHY ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	October 4, 2009			September 28, 2008		%
		Foreign			%	change
		exchange	Net sales		change	on a
		impact as	on a		of net	constant
	Net sales, as	compared to	constant	Net sales, as	sales, as	currency
	reported	prior period	currency basis	reported	reported	basis
United States	$68,430	$—	$68,430	$70,452	-3%	-3%
International	44,408	1,721	46,129	36,577	21%	26%

Total net sales	$112,838	$1,721	$114,559	$107,029	5%	7%

ev3 Inc.
RECONCILIATION OF U.S. NET SALES TO
NON-GAAP U.S. NET PRODUCT SALES
(Dollars in thousands)
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	October 4,	September 28,		October 4,	September 28,
	2009	2008	% change	2009	2008	% change
U.S. net sales, as reported	$68,430	$70,452	-3%	$197,779	$208,773	-5%
Research collaboration	—	(7,011)	-100%	—	(19,426)	-100%

U.S. net product sales (non-GAAP)	$68,430	$63,441	8%	$197,779	$189,347	4%

ev3 Inc.
RECONCILIATION OF NET INCOME (LOSS) TO
NON-GAAP ADJUSTED NET INCOME
(Dollars in thousands)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	October 4,	September 28,	October 4,	September 28,
	2009	2008	2009	2008
Net income (loss), as reported	$6,736	$(7,310)	$28,916	$(44,502)

Amortization expense	6,802	8,101	18,444	24,285
Stock-based compensation	3,626	3,059	10,949	11,682
Contingent consideration	2,271	—	2,467	—
Intangible asset impairment	—	—	—	10,459
FoxHollow lease reserve adjustment	—	—	3,421	—
Realized gain on investments	—	—	(4,081)	—
Non-cash tax benefit from acquisitions	—	—	(18,998)	—

Non-GAAP adjusted net income	$19,435	$3,850	$41,118	$1,924

ev3 Inc.
RECONCILIATION OF NET INCOME (LOSS) PER DILUTED SHARE TO
NON-GAAP ADJUSTED NET EARNINGS PER DILUTED SHARE
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	October 4,	September 28,	October 4,	September 28,
	2009	2008	2009	2008
Net income (loss) per diluted share, as reported	$0.06	$(0.07)	$0.27	$(0.43)

Amortization expense	0.06	0.08	0.18	0.24
Stock-based compensation	0.03	0.03	0.10	0.11
Contingent consideration	0.02	—	0.02	—
Intangible asset impairment	—	—	—	0.10
FoxHollow lease reserve adjustment	—	—	0.03	—
Realized gain on investment	—	—	(0.04)	—
Non-cash tax benefit from acquisitions	—	—	(0.18)	—

Non-GAAP adjusted net earnings per diluted share	$0.17	$0.04	$0.38	$0.02

Weighted average diluted shares outstanding	112,277,954	104,474,600	107,719,897	104,276,029

ev3 Inc.
RECONCILIATION OF ESTIMATED NET EARNINGS PER DILUTED SHARE TO
ESTIMATED NON-GAAP ADJUSTED NET EARNINGS PER DILUTED SHARE
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2009	2009	2009
	Estimate (Low)	Estimate (High)	Estimate (Low)	Estimate (High)
Estimated net earnings per diluted share	$0.09	$0.13	$0.36	$0.40
Amortization expense	0.06	0.06	0.23	0.23
Stock-based compensation	0.03	0.03	0.13	0.13
Contingent consideration	0.02	0.02	0.05	0.05
FoxHollow lease reserve adjustment	—	—	0.03	0.03
Realized gain on investment	—	—	(0.04)	(0.04)
Non-cash tax benefit from acquisitions	—	—	(0.18)	(0.18)

Estimated non-GAAP adjusted net earnings per diluted share	$0.20	$0.24	$0.58	$0.62

Estimated weighted average diluted shares outstanding	112,800,000	112,800,000	109,100,000	109,100,000

Use and Economic Substance of Non-GAAP Financial Measures Used by ev3 and Usefulness of Such Non-GAAP Financial Measures to Investors
ev3 uses the non-GAAP financial measures described above as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by acquisitions, dispositions, non-recurring, unusual or infrequent charges not related to ev3’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3’s management uses the non-GAAP financial measures used in this release to analyze the underlying trends in ev3’s business, assess the performance of ev3’s core operations, establish operational goals and forecasts that are used in allocating resources and evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Additionally, ev3’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets.
ev3 believes that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by ev3’s management for its financial and operational decision-making and allows investors to see ev3’s results “through the eyes” of management. ev3 also believes that providing this information better enables ev3’s investors to understand ev3’s operating performance and evaluate the methodology used by ev3’s management to evaluate and measure such performance. ev3’s management believes that non-GAAP financial measures are useful to investors to evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Because ev3 historically has reported some of these non-GAAP results to the investment community, management also believes that the disclosure of these non-GAAP measures provides consistency in ev3’s financial reporting and facilitates investors’ understanding of ev3’s historic operating trends by providing an additional basis for comparisons to prior periods.
The following is an explanation of each of the items that management excluded from one or more of the non-GAAP financial measures used in this release and the reasons for excluding each of these individual items:
•	Foreign exchange impact and estimated foreign exchange impact. The impact of foreign exchange rates is highly variable and difficult to predict. The foreign exchange impact is the impact from foreign exchange rates on current period sales compared to prior period sales using the prior period’s foreign exchange rates. Estimated foreign exchange impact is the estimated impact of foreign exchange rates on future net sales compared to prior period net sales using estimated future period foreign exchange rates. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding changes in foreign exchange rates from ev3’s net sales.

•	Atherectomy net product sales. In the fourth quarter of 2007, ev3 acquired FoxHollow Technologies, Inc. (FoxHollow). Prior to this acquisition, ev3 did not recognize any atherectomy net sales. In addition to disclosing net sales and growth rates that are determined in accordance with GAAP, ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s legacy peripheral vascular segment business, management has found and investors may find it useful to consider the impact of excluding atherectomy net product sales from ev3’s peripheral vascular net product sales and ev3’s total net product sales.

•	Research collaboration revenue. As a result of the FoxHollow acquisition, ev3 was engaged in research collaboration with Merck & Co., Inc. (Merck). Prior to this acquisition, ev3 did not recognize any research collaboration revenue. This research collaboration was terminated by Merck effective in July 2008. ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding research collaboration revenue from ev3’s net sales.

•	Intangible asset impairment. During the second quarter of 2008, as a result of the termination of ev3’s research collaboration with Merck, ev3 recorded an asset impairment charge of $10.5 million to write off the remaining carrying value of the related Merck intangible asset that was established at the time of ev3’s acquisition of FoxHollow. In addition to disclosing net income that is determined in accordance with GAAP, ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $10.5 million research collaboration asset impairment charges recorded by ev3 in the second quarter of 2008.

•	FoxHollow lease reserve adjustment. In the first quarter of 2009, ev3 recorded an adjustment to its lease reserve for leases acquired in connection with the FoxHollow acquisition. This reserve adjustment is not indicative of ev3’s ongoing operating performance. Therefore, ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $3.4 million lease reserve adjustment recorded by ev3 in the first quarter of 2009.

•	Realized gain on the divestiture of non-strategic investment assets. In the first quarter of 2009, ev3 recorded a gain of $4.1 million on the sale of certain non-strategic investment assets. This gain was a one-time item and is not indicative of ev3’s ongoing operating performance. In order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $4.1 million gain on the divestiture of non-strategic investment assets recorded by ev3 in the first quarter of 2009.

•	Contingent consideration. In the second quarter of 2009, ev3 acquired Chestnut Medical Technologies, Inc. (Chestnut). Under the terms of the agreement and plan of merger with Chestnut, ev3 made an initial closing payment in the amount of $79.4 million. In addition to the initial closing payment, ev3 may be obligated to make an additional contingent consideration payment of up to $75 million if the Food and Drug Administration issues a letter granting pre-market approval for the commercialization of Chestnut’s Pipeline Embolization Device in the United States pursuant to an indication to treat intracranial aneurysms on or before December 31, 2012. At each reporting date, ev3 remeasures the contingent consideration at fair value until the contingency is resolved. The changes in fair value are recognized in ev3’s consolidated statements of operations. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider excluding the impact of the accounting charge related to contingent consideration of $2.3 million and $2.5 million recorded by ev3 for the third quarter and first nine months of 2009, respectively.

•	Non-cash tax benefit from acquisitions. As a result of ev3’s acquisition of Chestnut, ev3 recorded a one-time non-cash tax benefit of $19.0 million in the second quarter of 2009. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider excluding the impact of the tax benefit from the Chestnut acquisition recorded by ev3 in the second quarter of 2009.

•	Non-cash stock-based compensation. ev3 excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand the accounting for stock-based compensation and its impact on ev3’s operating performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures and it allows for greater transparency to certain line items in ev3’s financial statements.

•	Amortization expense. ev3 excludes amortization expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand ev3’s operating performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures and it allows for greater transparency to certain line items in ev3’s financial statements.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which ev3 Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP. Some of the limitations associated with ev3’s use of these non-GAAP financial measures are as follows:
•	Items such as amortization expense and stock-based compensation do not directly affect ev3’s cash flow position; however, such items reflect economic costs to ev3 and are not reflected in ev3’s “non-GAAP adjusted net income” or “non-GAAP adjusted net earnings per share,” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

•	Items such as the FoxHollow lease reserve adjustment and realized gain on the divestiture of non-strategic investment assets are unusual items that do not reflect ev3’s regular business activities. The effect of the lease reserve adjustment and the income associated with the divestiture of non-strategic investment assets is not included in ev3’s “non-GAAP adjusted net income” or “non-GAAP adjusted net earnings per share.” However, these items involve economic costs that are not reflected in the non-GAAP measures.

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than ev3, limiting the usefulness of those measures for comparative purposes.

•	ev3’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures ev3 uses.
ev3 compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. ev3 provides full disclosure of each non-GAAP financial measure ev3 uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. ev3 encourages investors to review these reconciliations. ev3 qualifies its use of non-GAAP financial measures with cautionary statements as to their limitations.
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